FOREIGN CUSTODY MANAGER AGREEMENT

AGREEMENT made as of January 18, 2019 by and between each entity listed on Annex I attached hereto (the “Fund”) on behalf of itself and each of its Series (as defined herein), as applicable, severally and not jointly, and The Bank of New York Mellon (“BNY”).

W I T N E S S E T H:

WHEREAS, the Fund desires to appoint BNY as a Foreign Custody Manager on the terms and conditions contained herein;

WHEREAS, BNY desires to serve as a Foreign Custody Manager and perform the duties set forth herein on the terms and conditions contained herein;

NOW THEREFORE, in consideration of the mutual promises hereinafter contained in this Agreement, the Fund and BNY hereby agree as follows:

ARTICLE I.

DEFINITIONS

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

1. “Board” shall mean the board of directors or board of trustees, as the case may be, of the Fund.

2. “Eligible Foreign Custodian” shall have the meaning provided in the Rule.

3. “Monitoring System” shall mean a system established by BNY to fulfill the Responsibilities specified in clauses (d) and (e) of Section 1 of Article III of this Agreement.

4. “Responsibilities” shall mean the responsibilities delegated to BNY under the Rule as a Foreign Custody Manager with respect to each Specified Country and each Eligible Foreign Custodian selected by BNY, as such responsibilities are more fully described in Article III of this Agreement.

5. “Rule” shall mean Rule 17f-5 under the Investment Company Act of 1940, as amended on June 12, 2000.

6. “Specified Country” shall mean each country listed on Schedule I attached hereto and each country, other than the United States, constituting the primary market for a security with respect to which the Fund has given settlement instructions to The Bank of New York Mellon as custodian (the “Custodian”) under its Custody Agreement with the Fund.

ARTICLE II.

BNY AS A FOREIGN CUSTODY MANAGER

1. The Fund on behalf of its Board hereby delegates to BNY with respect to each Specified Country the Responsibilities.

2. BNY accepts the Board’s delegation of Responsibilities with respect to each Specified Country and agrees in performing the Responsibilities as a Foreign Custody Manager to exercise reasonable care, prudence and diligence in accordance with legal and regulatory requirements applicable to the services hereunder and consistent with applicable industry standards and best practices, such as a person having responsibility for the safekeeping of the Fund’s assets would exercise.

3. BNY shall provide to the Board at such times as the Board deems reasonable and appropriate based on the circumstances of the Fund’s foreign custody arrangements written reports notifying the Board of the placement of assets of the Fund with a particular Eligible Foreign Custodian within a Specified Country and of any material change in the arrangements (including the contract governing such arrangements) with respect to assets of the Fund with any such Eligible Foreign Custodian.

ARTICLE III.

RESPONSIBILITIES

1. Subject to the provisions of this Agreement, BNY shall with respect to each Specified Country select an Eligible Foreign Custodian. In connection therewith, BNY shall: (a) determine that assets of the Fund held by such Eligible Foreign Custodian will be subject to reasonable care, based on the standards applicable to custodians in the relevant market in which such Eligible Foreign Custodian operates, after considering all factors relevant to the safekeeping of such assets, including, without limitation, those contained in paragraph (c)(1) of the Rule; (b) determine that the Fund’s foreign custody arrangements with each Eligible Foreign Custodian are governed by a written contract with the Custodian which will provide reasonable care for the Fund’s assets based on the standards specified in paragraph (c)(1) of the Rule; (c) determine that each contract with an Eligible Foreign Custodian shall include the provisions specified in paragraph (c)(2)(i)(A) through (F) of the Rule or, alternatively, in lieu of any or all of such (c)(2)(i)(A) through (F) provisions, such other provisions as BNY determines will provide, in their entirety, the same or a greater level of care and protection for the assets of the Fund as such specified provisions; (d) monitor pursuant to the Monitoring System the appropriateness of maintaining the assets of the Fund with a particular Eligible Foreign Custodian pursuant to paragraph (c)(1) of the Rule and the performance of the contract governing such arrangement; and (e) advise the Fund whenever BNY determines under the Monitoring System that an arrangement (including, any material change in the contract governing such arrangement) described in preceding clause (d) no longer meets the requirements of the Rule.

2. For purposes of preceding Section 1 of this Article, BNY’s determination of appropriateness shall not include, nor be deemed to include, any evaluation of Country Risks associated with investment in a particular country. For purposes hereof, “Country Risks” shall mean systemic risks of holding assets in a particular country including but not limited to (a) an Eligible Foreign Custodian’s use of any depositories that act as or operate a system or a transnational system for the central handling of securities or any equivalent book-entries; (b) such country’s financial infrastructure; (c) such country’s prevailing custody and settlement practices; (d) nationalization, expropriation or other governmental actions; (e) regulation of the banking or securities industry; (f) currency controls, restrictions, devaluations or fluctuations; and (g) market conditions which affect the orderly execution of securities transactions or affect the value of securities.

ARTICLE IV.

REPRESENTATIONS

1. The Fund hereby represents that: (a) this Agreement has been duly authorized, executed and delivered by the Fund, constitutes a valid and legally binding obligation of the Fund enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on the Fund prohibits the Fund’s execution or performance of this Agreement; (b) this Agreement has been approved and ratified by the Board at a meeting duly called and at which a quorum was at all times present, and (c) the Board or the Fund’s investment advisor has considered the Country Risks associated with investment in each Specified Country and will have considered such risks prior to any settlement instructions being given to the Custodian with respect to any other country.

2. BNY hereby represents that: (a) BNY is a U.S. Bank as defined in section (a)(7) of the Rule and is duly organized and existing under the laws of the State of New York, with full power to carry on its businesses as now conducted, and to enter into this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly authorized, executed and delivered by BNY, constitutes a valid and legally binding obligation of BNY enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on BNY prohibits BNY’s execution or performance of this Agreement; and (c) BNY has established the Monitoring System.

ARTICLE V.

CONCERNING BNY

1. BNY shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys’ and accountants’ fees, sustained or incurred by, or asserted against, the Fund except to the extent the same arises out of the failure of BNY to exercise the care, prudence and diligence required by Section 2 of Article II hereof. In no event shall BNY be liable to the Fund, the Board, or any third party for special, indirect or consequential damages, or for lost profits or loss of business, arising in connection with this Agreement.

2. The Fund shall indemnify BNY and hold it harmless from and against any and all costs, expenses, damages, liabilities or claims, including attorneys’ and accountants’ fees, sustained or incurred by, or asserted against, BNY by reason or as a result of any action or inaction, or arising out of BNY’s performance hereunder, provided that the Fund shall not indemnify BNY to the extent any such costs, expenses, damages, liabilities or claims arises out of BNY’s failure to exercise the reasonable care, prudence and diligence required by Section 2 of Article II hereof.

3. For its services hereunder, the Fund agrees to pay to BNY such compensation and out-of-pocket expenses as shall be mutually agreed.

4. BNY shall have only such duties as are expressly set forth herein. In no event shall BNY be liable for any Country Risks associated with investments in a particular country.

ARTICLE VI.

MISCELLANEOUS

1. This Agreement constitutes the entire agreement between the Fund and BNY as a foreign custody manager, and no provision in the Custody Agreement between the Fund and the Custodian shall affect the duties and obligations of BNY hereunder, nor shall any provision in this Agreement affect the duties or obligations of the Custodian under the Custody Agreement.

2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to BNY, shall be sufficiently given if received by it at its offices at 101 Barclay Street, New York, New York 10286, or at such other place as BNY may from time to time designate in writing.

3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund shall be sufficiently given if received by it at its offices at 225 Franklin Street, Boston, Massachusetts 02110 or at such other place as the Fund may from time to time designate in writing.

4. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided however, that this Agreement shall not be assignable by either party without the written consent of the other.

5. This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The Fund and BNY hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. The Fund hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The Fund and BNY each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

6. The parties hereto agree that in performing hereunder, BNY is acting solely on behalf of the Fund and no contractual or service relationship shall be deemed to be established hereby between BNY and any other person by reason of this Agreement.

7. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

8. This Agreement shall terminate simultaneously with the termination of the Custody Agreement between the Fund and the Custodian and may otherwise be terminated by either party giving to the other party a notice in writing specifying the date of such termination, which shall be not less than thirty (60) days after the date of such notice.

IN WITNESS WHEREOF, the Fund and BNY have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first above written.

COLUMBIA ETF TRUST I

By:	/s/ Michael Clarke

Name:	Michael Clarke
Title:	Senior Vice President
Date:	January 18, 2019

COLUMBIA ETF TRUST II

By:	/s/ Michael Clarke

Name:	Michael Clarke
Title:	Senior Vice President
Date:	January 18, 2019

THE BANK OF NEW YORK MELLON

By:	/s/ Elizabeth Stubenrauch

Name:	Elizabeth Stubenrauch

Title:	Relationship Executive
Date:	January 18, 2019

ANNEX I

Columbia ETF Trust I

Fund Name	Tax Identification
Columbia Diversified Fixed Income Allocation ETF: DIAL	82-2166114
Columbia Multi-Sector Municipal Income ETF: MUST	82-5504769
Columbia Sustainable Global Equity Income ETF: ESGW	81-2187181
Columbia Sustainable International Equity Income ETF: ESGN	81-2176094
Columbia Sustainable U.S. Equity Income ETF: ESGS	81-2136386

Columbia ETF Trust II

Fund Name	Tax Identification
Columbia Beyond BRICs ETF: BBRC	38-3865825
Columbia EM Core ex-China ETF: XCEM	32-0469071
Columbia EM Quality Dividend ETF: HILO	27-5305733
Columbia Emerging Markets Consumer ETF: ECON	27-1929340
Columbia India Consumer ETF: INCO	27-5301395
Columbia India Infrastructure ETF: INXX	27-1321953
Columbia India Small Cap ETF: SCIN	27-2357317

SCHEDULE I

Specified Countries

COLUMBIA ETF TRUST I	Account #	Country	Country Name
COLUMBIA MULTI-SECTOR MUNICIPAL INCOME ETF	342990	US	UNITED STATES
COLUMBIA DIVERSIFIED FIXED INCOME ALLOCATION ETF	999251	EU	EUROMARKETS - EUROCLEAR
COLUMBIA DIVERSIFIED FIXED INCOME ALLOCATION ETF	999251	AU	AUSTRALIA
COLUMBIA DIVERSIFIED FIXED INCOME ALLOCATION ETF	999251	CA	CANADA
COLUMBIA DIVERSIFIED FIXED INCOME ALLOCATION ETF	999251	CH	SWITZERLAND
COLUMBIA DIVERSIFIED FIXED INCOME ALLOCATION ETF	999251	DE	GERMANY
COLUMBIA DIVERSIFIED FIXED INCOME ALLOCATION ETF	999251	FR	FRANCE
COLUMBIA DIVERSIFIED FIXED INCOME ALLOCATION ETF	999251	GB	UNITED KINGDOM
COLUMBIA DIVERSIFIED FIXED INCOME ALLOCATION ETF	999251	HK	HONG KONG
COLUMBIA DIVERSIFIED FIXED INCOME ALLOCATION ETF	999251	IT	ITALY
COLUMBIA DIVERSIFIED FIXED INCOME ALLOCATION ETF	999251	JP	JAPAN
COLUMBIA DIVERSIFIED FIXED INCOME ALLOCATION ETF	999251	NO	NORWAY
COLUMBIA DIVERSIFIED FIXED INCOME ALLOCATION ETF	999251	NZ	NEW ZEALAND
COLUMBIA DIVERSIFIED FIXED INCOME ALLOCATION ETF	999251	SE	SWEDEN
COLUMBIA DIVERSIFIED FIXED INCOME ALLOCATION ETF	999251	US	UNITED STATES
COLUMBIA SUSTAINABLE US EQUITY INCOME ETF	745453	US	UNITED STATES
COLUMBIA SUSTAINABLE INTERNATIONAL EQUITY INCCOME ETF	745454	AT	AUSTRIA
COLUMBIA SUSTAINABLE INTERNATIONAL EQUITY INCCOME ETF	745454	AU	AUSTRALIA
COLUMBIA SUSTAINABLE INTERNATIONAL EQUITY INCCOME ETF	745454	BE	BELGIUM
COLUMBIA SUSTAINABLE INTERNATIONAL EQUITY INCCOME ETF	745454	CA	CANADA
COLUMBIA SUSTAINABLE INTERNATIONAL EQUITY INCCOME ETF	745454	CH	SWITZERLAND
COLUMBIA SUSTAINABLE INTERNATIONAL EQUITY INCCOME ETF	745454	DE	GERMANY
COLUMBIA SUSTAINABLE INTERNATIONAL EQUITY INCCOME ETF	745454	DK	DENMARK
COLUMBIA SUSTAINABLE INTERNATIONAL EQUITY INCCOME ETF	745454	ES	SPAIN
COLUMBIA SUSTAINABLE INTERNATIONAL EQUITY INCCOME ETF	745454	FI	FINLAND
COLUMBIA SUSTAINABLE INTERNATIONAL EQUITY INCCOME ETF	745454	FR	FRANCE
COLUMBIA SUSTAINABLE INTERNATIONAL EQUITY INCCOME ETF	745454	GB	UNITED KINGDOM
COLUMBIA SUSTAINABLE INTERNATIONAL EQUITY INCCOME ETF	745454	HK	HONG KONG
COLUMBIA SUSTAINABLE INTERNATIONAL EQUITY INCCOME ETF	745454	IE	IRELAND
COLUMBIA SUSTAINABLE INTERNATIONAL EQUITY INCCOME ETF	745454	IL	ISRAEL
COLUMBIA SUSTAINABLE INTERNATIONAL EQUITY INCCOME ETF	745454	IT	ITALY
COLUMBIA SUSTAINABLE INTERNATIONAL EQUITY INCCOME ETF	745454	JP	JAPAN
COLUMBIA SUSTAINABLE INTERNATIONAL EQUITY INCCOME ETF	745454	NL	NETHERLANDS
COLUMBIA SUSTAINABLE INTERNATIONAL EQUITY INCCOME ETF	745454	NO	NORWAY
COLUMBIA SUSTAINABLE INTERNATIONAL EQUITY INCCOME ETF	745454	NZ	NEW ZEALAND
COLUMBIA SUSTAINABLE INTERNATIONAL EQUITY INCCOME ETF	745454	PT	PORTUGAL
COLUMBIA SUSTAINABLE INTERNATIONAL EQUITY INCCOME ETF	745454	SE	SWEDEN
COLUMBIA SUSTAINABLE INTERNATIONAL EQUITY INCCOME ETF	745454	SG	SINGAPORE
COLUMBIA SUSTAINABLE INTERNATIONAL EQUITY INCCOME ETF	745454	US	UNITED STATES
COLUMBIA SUSTAINABLE GLOBAL EQUITY INCOME ETF	745455	AT	AUSTRIA
COLUMBIA SUSTAINABLE GLOBAL EQUITY INCOME ETF	745455	AU	AUSTRALIA
COLUMBIA SUSTAINABLE GLOBAL EQUITY INCOME ETF	745455	BE	BELGIUM
COLUMBIA SUSTAINABLE GLOBAL EQUITY INCOME ETF	745455	CA	CANADA
COLUMBIA SUSTAINABLE GLOBAL EQUITY INCOME ETF	745455	CH	SWITZERLAND
COLUMBIA SUSTAINABLE GLOBAL EQUITY INCOME ETF	745455	DE	GERMANY
COLUMBIA SUSTAINABLE GLOBAL EQUITY INCOME ETF	745455	DK	DENMARK
COLUMBIA SUSTAINABLE GLOBAL EQUITY INCOME ETF	745455	ES	SPAIN
COLUMBIA SUSTAINABLE GLOBAL EQUITY INCOME ETF	745455	FI	FINLAND
COLUMBIA SUSTAINABLE GLOBAL EQUITY INCOME ETF	745455	FR	FRANCE
COLUMBIA SUSTAINABLE GLOBAL EQUITY INCOME ETF	745455	GB	UNITED KINGDOM
COLUMBIA SUSTAINABLE GLOBAL EQUITY INCOME ETF	745455	HK	HONG KONG
COLUMBIA SUSTAINABLE GLOBAL EQUITY INCOME ETF	745455	IE	IRELAND
COLUMBIA SUSTAINABLE GLOBAL EQUITY INCOME ETF	745455	IL	ISRAEL
COLUMBIA SUSTAINABLE GLOBAL EQUITY INCOME ETF	745455	IT	ITALY
COLUMBIA SUSTAINABLE GLOBAL EQUITY INCOME ETF	745455	JP	JAPAN
COLUMBIA SUSTAINABLE GLOBAL EQUITY INCOME ETF	745455	NL	NETHERLANDS
COLUMBIA SUSTAINABLE GLOBAL EQUITY INCOME ETF	745455	NO	NORWAY
COLUMBIA SUSTAINABLE GLOBAL EQUITY INCOME ETF	745455	NZ	NEW ZEALAND
COLUMBIA SUSTAINABLE GLOBAL EQUITY INCOME ETF	745455	PT	PORTUGAL
COLUMBIA SUSTAINABLE GLOBAL EQUITY INCOME ETF	745455	SE	SWEDEN
COLUMBIA SUSTAINABLE GLOBAL EQUITY INCOME ETF	745455	SG	SINGAPORE
COLUMBIA SUSTAINABLE GLOBAL EQUITY INCOME ETF	745455	US	UNITED STATES

SCHEDULE I

Specified Countries (cont’d)

COLUMBIA ETF TRUST II	Account #	Country	Country Name
COLUMBIA EMERGING MARKETS CONSUMER ETF	280454	EU	EUROMARKETS - EUROCLEAR
COLUMBIA EMERGING MARKETS CONSUMER ETF	280454	AR	ARGENTINA
COLUMBIA EMERGING MARKETS CONSUMER ETF	280454	BR	BRAZIL
COLUMBIA EMERGING MARKETS CONSUMER ETF	280454	CL	CHILE
COLUMBIA EMERGING MARKETS CONSUMER ETF	280454	CO	COLOMBIA
COLUMBIA EMERGING MARKETS CONSUMER ETF	280454	EG	EGYPT
COLUMBIA EMERGING MARKETS CONSUMER ETF	280454	DE	GERMANY
COLUMBIA EMERGING MARKETS CONSUMER ETF	280454	GR	GREECE
COLUMBIA EMERGING MARKETS CONSUMER ETF	280454	HK	HONG KONG
COLUMBIA EMERGING MARKETS CONSUMER ETF	280454	HU	HUNGARY
COLUMBIA EMERGING MARKETS CONSUMER ETF	280454	IN	INDIA
COLUMBIA EMERGING MARKETS CONSUMER ETF	280454	ID	INDONESIA
COLUMBIA EMERGING MARKETS CONSUMER ETF	280454	KW	KUWAIT
COLUMBIA EMERGING MARKETS CONSUMER ETF	280454	MY	MALAYSIA
COLUMBIA EMERGING MARKETS CONSUMER ETF	280454	MA	MOROCCO
COLUMBIA EMERGING MARKETS CONSUMER ETF	280454	MX	MEXICO
COLUMBIA EMERGING MARKETS CONSUMER ETF	280454	PE	PERU
COLUMBIA EMERGING MARKETS CONSUMER ETF	280454	PH	PHILIPPINES
COLUMBIA EMERGING MARKETS CONSUMER ETF	280454	PL	POLAND
COLUMBIA EMERGING MARKETS CONSUMER ETF	280454	QA	QATAR
COLUMBIA EMERGING MARKETS CONSUMER ETF	280454	SG	SINGAPORE
COLUMBIA EMERGING MARKETS CONSUMER ETF	280454	SI	SLOVENIA
COLUMBIA EMERGING MARKETS CONSUMER ETF	280454	ZA	SOUTH AFRICA
COLUMBIA EMERGING MARKETS CONSUMER ETF	280454	TH	THAILAND
COLUMBIA EMERGING MARKETS CONSUMER ETF	280454	TR	TURKEY
COLUMBIA EMERGING MARKETS CONSUMER ETF	280454	AE	UNITED ARAB EMIRATES
COLUMBIA EMERGING MARKETS CONSUMER ETF	280454	GB	UNITED KINGDOM
COLUMBIA EMERGING MARKETS CONSUMER ETF	280454	US	UNITED STATES
COLUMBIA BEYOND BRICS ETF	299538	EU	EUROMARKETS - CLEARSTREAM
COLUMBIA BEYOND BRICS ETF	299538	EU	EUROMARKETS - EUROCLEAR
COLUMBIA BEYOND BRICS ETF	299538	AE	UNITED ARAB EMIRATES
COLUMBIA BEYOND BRICS ETF	299538	AR	ARGENTINA
COLUMBIA BEYOND BRICS ETF	299538	BD	BANGLADESH
COLUMBIA BEYOND BRICS ETF	299538	BH	BAHRAIN
COLUMBIA BEYOND BRICS ETF	299538	BR	BRAZIL
COLUMBIA BEYOND BRICS ETF	299538	CL	CHILE
COLUMBIA BEYOND BRICS ETF	299538	CO	COLOMBIA
COLUMBIA BEYOND BRICS ETF	299538	CZ	CZECH REPUBLIC
COLUMBIA BEYOND BRICS ETF	299538	DE	GERMANY
COLUMBIA BEYOND BRICS ETF	299538	EE	ESTONIA
COLUMBIA BEYOND BRICS ETF	299538	EG	EGYPT
COLUMBIA BEYOND BRICS ETF	299538	GB	UNITED KINGDOM
COLUMBIA BEYOND BRICS ETF	299538	HK	HONG KONG
COLUMBIA BEYOND BRICS ETF	299538	HR	CROATIA
COLUMBIA BEYOND BRICS ETF	299538	HU	HUNGARY
COLUMBIA BEYOND BRICS ETF	299538	ID	INDONESIA
COLUMBIA BEYOND BRICS ETF	299538	KW	KUWAIT
COLUMBIA BEYOND BRICS ETF	299538	KE	KENYA
COLUMBIA BEYOND BRICS ETF	299538	LK	SRI LANKA
COLUMBIA BEYOND BRICS ETF	299538	MA	MOROCCO
COLUMBIA BEYOND BRICS ETF	299538	MX	MEXICO
COLUMBIA BEYOND BRICS ETF	299538	MY	MALAYSIA
COLUMBIA BEYOND BRICS ETF	299538	NG	NIGERIA
COLUMBIA BEYOND BRICS ETF	299538	OM	OMAN
COLUMBIA BEYOND BRICS ETF	299538	PE	PERU
COLUMBIA BEYOND BRICS ETF	299538	PH	PHILIPPINES
COLUMBIA BEYOND BRICS ETF	299538	PK	PAKISTAN
COLUMBIA BEYOND BRICS ETF	299538	PL	POLAND
COLUMBIA BEYOND BRICS ETF	299538	QA	QATAR
COLUMBIA BEYOND BRICS ETF	299538	RO	ROMANIA
COLUMBIA BEYOND BRICS ETF	299538	SI	SLOVENIA
COLUMBIA BEYOND BRICS ETF	299538	SK	SLOVAKIA
COLUMBIA BEYOND BRICS ETF	299538	TH	THAILAND
COLUMBIA BEYOND BRICS ETF	299538	TN	TUNISIA
COLUMBIA BEYOND BRICS ETF	299538	TR	TURKEY
COLUMBIA BEYOND BRICS ETF	299538	US	UNITED STATES
COLUMBIA BEYOND BRICS ETF	299538	ZA	SOUTH AFRICA
COLUMBIA BEYOND BRICS ETF	299538	VN	VIETNAM
COLUMBIA EM QUALITY DIVIDEND ETF	455089	EU	EUROMARKETS - EUROCLEAR

SCHEDULE I

Specified Countries (cont’d)

COLUMBIA ETF TRUST II	Account #	Country	Country Name
COLUMBIA EM QUALITY DIVIDEND ETF	455089	AE	UNITED ARAB EMIRATES
COLUMBIA EM QUALITY DIVIDEND ETF	455089	AR	ARGENTINA
COLUMBIA EM QUALITY DIVIDEND ETF	455089	BD	BANGLADESH
COLUMBIA EM QUALITY DIVIDEND ETF	455089	BR	BRAZIL
COLUMBIA EM QUALITY DIVIDEND ETF	455089	CL	CHILE
COLUMBIA EM QUALITY DIVIDEND ETF	455089	CO	COLOMBIA
COLUMBIA EM QUALITY DIVIDEND ETF	455089	CZ	CZECH REPUBLIC
COLUMBIA EM QUALITY DIVIDEND ETF	455089	EG	EGYPT
COLUMBIA EM QUALITY DIVIDEND ETF	455089	GB	UNITED KINGDOM
COLUMBIA EM QUALITY DIVIDEND ETF	455089	HK	HONG KONG
COLUMBIA EM QUALITY DIVIDEND ETF	455089	HU	HUNGARY
COLUMBIA EM QUALITY DIVIDEND ETF	455089	ID	INDONESIA
COLUMBIA EM QUALITY DIVIDEND ETF	455089	IN	INDIA
COLUMBIA EM QUALITY DIVIDEND ETF	455089	KE	KENYA
COLUMBIA EM QUALITY DIVIDEND ETF	455089	KR	REPUBLIC OF KOREA
COLUMBIA EM QUALITY DIVIDEND ETF	455089	KW	KUWAIT
COLUMBIA EM QUALITY DIVIDEND ETF	455089	MA	MOROCCO
COLUMBIA EM QUALITY DIVIDEND ETF	455089	MX	MEXICO
COLUMBIA EM QUALITY DIVIDEND ETF	455089	MY	MALAYSIA
COLUMBIA EM QUALITY DIVIDEND ETF	455089	NG	NIGERIA
COLUMBIA EM QUALITY DIVIDEND ETF	455089	OM	OMAN
COLUMBIA EM QUALITY DIVIDEND ETF	455089	PE	PERU
COLUMBIA EM QUALITY DIVIDEND ETF	455089	PH	PHILIPPINES
COLUMBIA EM QUALITY DIVIDEND ETF	455089	PK	PAKISTAN
COLUMBIA EM QUALITY DIVIDEND ETF	455089	PL	POLAND
COLUMBIA EM QUALITY DIVIDEND ETF	455089	QA	QATAR
COLUMBIA EM QUALITY DIVIDEND ETF	455089	SG	SINGAPORE
COLUMBIA EM QUALITY DIVIDEND ETF	455089	SI	SLOVENIA
COLUMBIA EM QUALITY DIVIDEND ETF	455089	TH	THAILAND
COLUMBIA EM QUALITY DIVIDEND ETF	455089	TR	TURKEY
COLUMBIA EM QUALITY DIVIDEND ETF	455089	TW	TAIWAN
COLUMBIA EM QUALITY DIVIDEND ETF	455089	US	UNITED STATES
COLUMBIA EM QUALITY DIVIDEND ETF	455089	ZA	SOUTH AFRICA
COLUMBIA INDIA INFRASTRUCTURE ETF	522293	EU	EUROMARKETS - EUROCLEAR
COLUMBIA INDIA INFRASTRUCTURE ETF	522293	IN	INDIA
COLUMBIA INDIA INFRASTRUCTURE ETF	522293	GB	UNITED KINGDOM
COLUMBIA INDIA INFRASTRUCTURE ETF	522293	US	UNITED STATES
COLUMBIA INDIA CONSUMER ETF	522768	EU	EUROMARKETS - EUROCLEAR
COLUMBIA INDIA CONSUMER ETF	522768	IN	INDIA
COLUMBIA INDIA CONSUMER ETF	522768	GB	UNITED KINGDOM
COLUMBIA INDIA CONSUMER ETF	522768	US	UNITED STATES
COLUMBIA INDIA SMALL CAP ETF	522857	EU	EUROMARKETS - EUROCLEAR
COLUMBIA INDIA SMALL CAP ETF	522857	IN	INDIA
COLUMBIA INDIA SMALL CAP ETF	522857	GB	UNITED KINGDOM
COLUMBIA INDIA SMALL CAP ETF	522857	US	UNITED STATES
COLUMBIA EM CORE EX-CHINA ETF	838018	EU	EUROMARKETS - EUROCLEAR
COLUMBIA EM CORE EX-CHINA ETF	838018	BR	BRAZIL
COLUMBIA EM CORE EX-CHINA ETF	838018	CL	CHILE
COLUMBIA EM CORE EX-CHINA ETF	838018	CO	COLOMBIA
COLUMBIA EM CORE EX-CHINA ETF	838018	CZ	CZECH REPUBLIC
COLUMBIA EM CORE EX-CHINA ETF	838018	DE	GERMANY
COLUMBIA EM CORE EX-CHINA ETF	838018	HU	HUNGARY
COLUMBIA EM CORE EX-CHINA ETF	838018	ID	INDONESIA
COLUMBIA EM CORE EX-CHINA ETF	838018	KR	REPUBLIC OF KOREA
COLUMBIA EM CORE EX-CHINA ETF	838018	KW	KUWAIT
COLUMBIA EM CORE EX-CHINA ETF	838018	MX	MEXICO
COLUMBIA EM CORE EX-CHINA ETF	838018	MY	MALAYSIA
COLUMBIA EM CORE EX-CHINA ETF	838018	PE	PERU
COLUMBIA EM CORE EX-CHINA ETF	838018	PH	PHILIPPINES
COLUMBIA EM CORE EX-CHINA ETF	838018	PK	PAKISTAN
COLUMBIA EM CORE EX-CHINA ETF	838018	PL	POLAND
COLUMBIA EM CORE EX-CHINA ETF	838018	TH	THAILAND
COLUMBIA EM CORE EX-CHINA ETF	838018	TR	TURKEY
COLUMBIA EM CORE EX-CHINA ETF	838018	TW	TAIWAN
COLUMBIA EM CORE EX-CHINA ETF	838018	US	UNITED STATES
COLUMBIA EM CORE EX-CHINA ETF	838018	ZA	SOUTH AFRICA